EXHIBIT 2.2

                  FIRST AMENDMENT TO MERGER AGREEMENT AND PLAN
                   OF REORGANIZATION DATED AS OF MARCH 8, 1999

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                       FIRST AMENDMENT TO MERGER AGREEMENT
                           AND PLAN OF REORGANIZATION



         This First Amendment to the Merger Agreement and Plan of Reorganization (the "Amendment") is made this 8th day of March, 1999 by and among ImaginOn, Inc., a Delaware corporation ("ImaginOn-Delaware"), ImaginOn.com, a California corporation ("ImaginOn-CA") and Network Specialists, Inc., a Nevada corporation ("Target").


                                 R E C I T A L S
                                 ---------------

         A. ImaginOn-CA and Target are parties to that certain Merger Agreement and Plan of Reorganization dated as of February 9, 1999 (the "Merger Agreement"). Pursuant to the Merger Agreement, Target is to be merged into iNOW, a California corporation ("iNOW") subsidiary of ImaginOn-CA.

         B. The shareholders of the Target were to receive shares of ImaginOn-CA's common stock for each share of the Target's common stock. ImaginOn-CA transferred to its parent company, ImaginOn-Delaware, all of its shares of iNOW, thereby making iNOW a subsidiary of ImaginOn-Delaware.

         C. The parties intend to modify the Merger Agreement in order to substitute ImaginOn-Delaware for ImaginOn-CA as a party and to permit the shareholders of the Target to receive shares of common stock of ImaginOn-Delaware, which is a publicly-traded company, in the ratio originally contemplated in Section 3.1 of the Merger Agreement.

         D. The parties intend by this modification, and consistent with their original intent in forming the Merger Agreement, to meet all the requirements of Internal Revenue Code Section 368 such that the transfer to the Target shareholders of shares of common stock of ImaginOn-Delaware is intended to be a non-taxable event pursuant to Section 368.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. AMENDMENT. Pursuant to Section 13.4 of the Merger Agreement, the Merger Agreement is hereby modified as follows:

                  (a) ADDITIONAL PARTY. ImaginOn-Delaware is hereby added to the
             Merger Agreement in place of ImaginOn-CA.

                  (b) DEFINITION OF PARENT. The definition of "Parent" is hereby deleted and replaced with the following new definition:

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                           "Parent"   means    ImaginOn,    Inc.,   a   Delaware
corporation.

                  (c) DUE ORGANIZATION. Section 5.1 is hereby amended by replacing the phrase "State of California" in the first sentence with the phrase "State of Delaware".

         2. CONSENT AND WAIVER. The parties hereby consent to ImaginOn-CA's transfer to ImaginOn-Delaware of the shares of stock of iNOW, and waive any and all claims or objections that any party may have to such transaction.

         3. NO OTHER AMENDMENT. Except as set forth in this Amendment, the Merger Agreement shall remain in full force and effect with no other amendments or modifications. Except as provided in this Amendment, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on its behalf by its duly authorized officers, all as of the day and year first above-written.


                                       ImaginOn, Inc.


                                       By: /s/ David M. Schwartz
                                           -------------------------------
                                           President


                                       ImaginOn.com


                                       By: /s/ David M. Schwartz
                                          -------------------------------
                                          President


                                       Network Specialists, Inc.


                                       By: /s/ William Claren
                                          -------------------------------
                                           President


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